Exhibit 23.01
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Forms S-3 (No. 333-211850) and S-8 (No. 333-129932, 333-130567, 333-172423, 333-210486, and 333-210844) of Under Armour, Inc. of our report dated February 23, 2017 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

Baltimore, Maryland
February 23, 2017